SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

August 3, 2014

Date of Report (Date of Earliest Event Reported)

Primco Management, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-54930	27-3696297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2211 Elliott Ave., Suite 200
Seattle, WA	98121
(Address of principal executive offices)	(Zip Code)

(206) 455-2940

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On August 3, 2014, the company entered into an asset purchase agreement with Seattle Green Care, a Washington corporation, under which the company will be purchasing all the business assets of Seattle Green Care for a total consideration of $12,500.  These assets are presented in Exhibit A of the agreement.

Item 2.01 – Completion of Acquisition of Assets

On August 3, 2014, the company entered into an asset purchase agreement with Seattle Green Care as described above, for $12,500.  The assets acquired consist of the domain name registration for SeattleGreenCare.com, the phone number for Seattle Green Care, the WordPress files for SeattleGreenCare.com, the vendor list, the forms for business operation, the Seattle Green Care logo and collateral graphics, and the existing Seattle Green Care customer list.

Item 9.01 – Exhibits

Exhibit 10.1: Asset purchase agreement between Primco Management, Inc. and Seattle Green Care, signed August 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Primco Management Inc..

By:	/s/ David Michery
David Michery Chief Executive Officer

Dated:  August 11, 2014